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                                                                      Exhibit II

                                  CONFIDENTIAL

                            THE MIDDLEBY CORPORATION
                            MANAGEMENT INCENTIVE PLAN
                                 CORPORATE STAFF
                                      1995

ELIGIBILITY

To be eligible, an employee must be employed by the Company on the last day of the fiscal year and have been in such incentive position a minimum of six (6) months. If the employee works in such position for the minimum of six (6) months, but less than twelve (12) months, the incentive compensation will be prorated (i.e., seven months = 7/12). Incentive compensation is computed on the employee's base salary as of the beginning of the year (January 1, 1995).

INCENTIVE PAYMENTS

Incentive compensation will be paid upon completion of the audited fiscal year results of the Company, usually on or about March 1. Incentive compensation awards under the 1995 Management Incentive Plan for certain positions are subject to the conditions of The Middleby Corporation Stock Ownership Plan.

INCENTIVE CATEGORY

The incentive compensation will be based on the achievement of the following category versus defined objective levels:

EARNINGS BEFORE INTEREST AND TAXES (EBIT) - Defined as Operating Profit less other income or expense. EBIT includes the expense of the corporate and operating division incentive compensation pools and excludes the expenses of The Middleby Corporation entity. It is the intent of the Company that incentive compensation is to be self-funded at the operating division level.

INCENTIVE COMPUTATION

The incentive compensation award will be computed based on the achieved level of the objective (i.e. EBIT) and the designated percentage of the participant's base salary. If the achieved level is between the plateaus, an extrapolation of the percentage of salary will be computed.

The percentage of base salary (as of January 1, 1995) for incentive compensation if 100% of the 1995 MIP objective is achieved and the maximum percentage for your position are detailed on Attachment I.

INCENTIVE OBJECTIVES

Attachment II provides the MIP objective for the current fiscal year. The objectives are correlated with the Operating Plan. A percentage of incentive achievement for each objective is set for each level of the above categories. These percentages do not necessarily increment or decrement in an arithmetical progression.


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ATTACHMENT I

                            THE MIDDLEBY CORPORATION
                         1995 MANAGEMENT INCENTIVE PLAN

LEVEL: CORPORATE EXECUTIVE VICE PRESIDENT

PERCENT OF BASE SALARY (AS OF 1/1/95) IF 100% ACHIEVEMENT- 50%

MAXIMUM PAYOUT AS PERCENT OF BASE SALARY - 100%

INCENTIVE CATEGORY WEIGHTING-

     EBIT- 100%

AWARD IS SUBJECT TO THE CONDITIONS OF THE MIDDLEBY CORPORATION STOCK OWNERSHIP PLAN

- -------------------------------------------------------------------------------

LEVEL: CORPORATE VICE PRESIDENT

PERCENT OF BASE SALARY (AS OF 1/1/95) IF 100% ACHIEVEMENT- 30%

MAXIMUM PAYOUT AS PERCENT OF BASE SALARY- 60%

INCENTIVE CATEGORY WEIGHTING-

    EBIT-  100%

AWARD IS SUBJECT TO THE CONDITIONS OF THE MIDDLEBY CORPORATION STOCK OWNERSHIP PLAN


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                                        3

ATTACHMENT II


1995 MIP OBJECTIVES
EBIT OBJECTIVE ($000'S)

                                               EBIT $      EVP'S         VP'S
                                              --------     -----         -----
1994 ACTUAL                                   $ 7,993
1995 MIP 100% OBJECTIVE                       $10,000
% OF SALARY IF AT 100% MIP OBJECTIVE                         50%          30%
MAXIMUM BONUS % OF SALARY                                   100%          60%

OBJECTIVE LEVELS/% OF BASE SALARY

                                              $ 6,750         5%           3%
                                                7,250        10%           6%
                                                7,750        20%          12%
                                                8,500        30%          18%
                                                9,250        40%          24%
                                               10,000        50%          30%
                                               10,400        60%          36%
                                               10,800        70%          42%
                                               11,200        80%          48%
                                               11,600        90%          54%
                                               12,000       100%          60%
